Exhibit 99.1

Following Stockholder Approval, BIO-key Announces 1-for-10 Reverse Stock Split

Holmdel, NJ – April 28, 2026 – BIO-key® International, Inc. (Nasdaq: BKYI), a global leader in Identity and Access Management (IAM) and biometric authentication technologies, today announced that it has approved a 1-for-10 reverse stock split that will become effective with the commencement of trading on April 30, 2026.

BIO-key stockholders approved a proposal last week to allow the Board to proceed with a reverse split to assist the Company in its effort to regain compliance with the minimum bid price requirement.

BIO-key had approximately 10.9 million shares of common stock issued and outstanding as of April 28, 2026. After giving effect to the 1-for-10 reverse stock split, BIO-key will have approximately 1.1 million shares of common stock issued and outstanding.

BIO-key CEO Michael DePasquale commented, “The Board’s decision to set the ratio at 1-for-10 was intended to position our common stock for minimum bid price compliance as we execute on our growth and profitability goals in 2026 and beyond.”

About BIO-key International, Inc. (www.BIO-key.com)

BIO-key is revolutionizing authentication and cybersecurity with biometric-centric, multi-factor identity and access management (IAM) software securing access for over forty million users. BIO-key allows customers to choose the right authentication factors for diverse use cases, including phoneless, tokenless, and passwordless biometric options. Its cloud-hosted or on-premise PortalGuard IAM solution provides cost-effective, easy-to-deploy, convenient, and secure access to computers, information, applications, and high-value transactions.

BIO-key Safe Harbor Statement

All statements contained in this press release other than statements of historical facts are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “estimate,” “project,” “intends,” “expects,” “anticipates,” “believes” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are made based on management’s beliefs, as well as assumptions made by, and information currently available to, management pursuant to the “safe-harbor” provisions of the Act. These statements are not guarantees of future performance or events and are subject to risks and uncertainties that may cause actual results to differ materially from those included within or implied by such forward-looking statements. These risks and uncertainties include, without limitation, our history of losses and limited revenue; our ability to raise additional capital to satisfy working capital needs; our ability to continue as a going concern; our ability to protect our intellectual property; changes in business conditions; changes in our sales strategy and product development plans; changes in the marketplace; continued services of our executive management team; security breaches; competition in the biometric technology and identity access management industries; market acceptance of biometric products generally and our products under development; our ability to convert sales opportunities to customer contracts; our ability to expand into Asia, Africa and other foreign markets; our ability to migrate Swivel Secure customers to BIO-key and Portal Guard offerings; our ability to execute definitive agreements with Fiber Food Systems and/or its customers to utilize our access management solutions; our ability to integrate our solutions into any of Fiber Food System’s offerings; fluctuations in foreign currency exchange rates; the duration and extent of continued hostilities in Ukraine and its impact on our European customers; the impact of tariffs and other trade barriers which may make it more costly for us to import inventory from China and Hong Kong and certain product components from South Korea; delays in the development of products, the commercial, reputational and regulatory risks to our business that may arise as a consequence of non-compliance with Securities and Exchange Commission (“SEC”) and Nasdaq periodic reporting requirements; our temporary loss of the use of a Registration Statement on Form S-3 to register securities in the future; any disruption to our business that may occur on a longer-term basis should we be unable to continue to maintain effective internal controls over financial reporting, and statements of assumption underlying any of the foregoing as well as other factors set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements whether as a result of new information, future events, or otherwise.

Engage with BIO-key:

Facebook – Corporate:	https://www.facebook.com/BIOkeyInternational/
LinkedIn – Corporate:	https://www.linkedin.com/company/bio-key-international
X – Corporate:	@BIOkeyIntl
X – Investors:	@BIO_keyIR
StockTwits:	BIO_keyIR

Investor Contacts:

William Jones, David Collins

Catalyst IR

BKYI@catalyst-ir.com or 212-924-9800